Exhibit 99.1

Synaptogenix Announces $5.0 Million Financing

NEW YORK – September 11, 2024 /PRNewswire/ -- Synaptogenix, Inc. (Nasdaq: SNPX) (“Synaptogenix” or the “Company”), an emerging biopharmaceutical company developing therapeutics for neurodegenerative disorders, today announced today announced that it has entered into securities purchase agreements for a $5.0 million financing with existing investors involving the sale of 5,000 shares of its newly issued Series C convertible preferred stock (“preferred stock”), with a stated value of $1,000 per share, convertible into shares of its common stock in a registered public offering (the “Registered Offering”) and a concurrent private placement (the “Private Placement” and collectively with the Registered Offering, the “Offering”) of additional shares of Preferred Stock and unregistered common stock purchase warrants. The Offering is expected to close on or about September 12, 2024, subject to the satisfaction of customary closing conditions.

“We are pleased to benefit from the support of our committed long-term investors in this financing,” said Dr. Alan Tuchman, Chief Executive Officer of Synaptogenix.  “This capital enhances our ability to be both strategic and opportunistic as we explore potential acquisitions or fund research on innovative assets, all with the goal of driving growth and maximizing value for our shareholders.”

The shares of Series C preferred stock have an initial conversion price of $4.00 per share and accrue a 5.0% quarterly dividend payable in cash. The warrants have an initial exercise price of $4.00 per common share, are exercisable immediately and are exercisable for a term of five years from the date of issuance.

The securities in the Registered Offering were offered pursuant to an effective shelf registration statement on Form S-3 (File No. 333-264325), which was declared effective by the Securities and Exchange Commission (the “SEC”) on April 27, 2022. The offering of such securities is being made only by means of a prospectus supplement that forms a part of the registration statement. A final prospectus supplement describing the terms of the Registered Offering will be filed with the SEC and will be available on the SEC's website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, from GP Nurmenkari, Inc., Attn: Compliance Department, 22 Elizabeth St, Suite 1J, Sono Square, Norwalk, CT 06854, or by telephone at 212-447-5550 or by email at GPNComplaince@gpnurmenkari.com.

The securities in the Private Placement were offered and sold in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Accordingly, the shares of common stock issuable upon conversion or exercise of the preferred stock and warrants offered and sold in the Private Placement may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The Company has agreed to file a registration statement with the SEC registering the resale of the shares of common stock issuable upon conversion of the preferred stock and exercise of the warrants issued in connection with the Private Placement.

This press release is not an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Synaptogenix

Synaptogenix is a clinical-stage biopharmaceutical company that has historically worked to develop novel therapies for neurodegenerative diseases. Synaptogenix has conducted clinical and preclinical studies of its lead therapeutic candidate, Bryostatin-1, in Alzheimer's disease. Preclinical studies have also demonstrated bryostatin's regenerative mechanisms of action for the rare disease Fragile X syndrome, and for other neurodegenerative disorders such as multiple sclerosis, stroke, and traumatic brain injury. The U.S. Food and Drug Administration has granted Orphan Drug Designation to Synaptogenix for Bryostatin-1 as a treatment for Fragile X syndrome. Bryostatin-1 has already undergone testing in more than 1,500 people in cancer studies, thus creating a large safety data base that will further inform clinical trial designs. Additional information about Synaptogenix, Inc. may be found on its website: www.synaptogen.com

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Such forward-looking statements are subject to risks and uncertainties and other influences, many of which the Company has no control over. These statements include, without limitation, the Company’s ability to satisfy closing conditions with respect to the Offering, the completion of the Offering, and the anticipated use of proceeds with respect to the Offering. There can be no assurance that the clinical program for Bryostatin-1 will be successful in demonstrating safety and/or efficacy, that the Company will not encounter problems or delays in clinical development, or that Bryostatin-1 will ever receive regulatory approval or be successfully commercialized. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Additional factors that may influence or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain adequate financing, the significant length of time associated with drug development and related insufficient cash flows and resulting illiquidity, the Company's patent portfolio, the Company's inability to expand its business, significant government regulation of pharmaceuticals and the healthcare industry, lack of product diversification, availability of the Company's raw materials, existing or increased competition, stock volatility and illiquidity, and the Company's failure to implement its business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed by the Company on April 1, 2024, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. The Company does not undertake to update these forward-looking statements.

Contact

800-811-5591

ir@synaptogen.com